SCHEDULE 14 A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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SEVENSON ENVIRONMENTAL SERVICES, INC.
____________________________________________________________________
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SEVENSON ENVIRONMENTAL SERVICES INC.
2749 Lockport Road
Niagara Falls, New York 14305-2229

NOTICE OF ANNUAL MEETING

TO ALL STOCKHOLDERS:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sevenson Environmental Services, Inc., a New York corporation, will be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, on May 22, 2001, at 10:00 a.m., for the following purposes:

          (1)     To elect nine Directors, three of whom will be Class A Directors elected by holders of Common Stock and six of whom will be Class B Directors elected by holders of Class B Common Stock, such Directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

          (2)     To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2001.

          (3)     To transact such other business as may properly come before the meeting.

By Order of the Board of Directors, WILLIAM J. McDERMOTT Secretary

April 16, 2001

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
OF
Sevenson Environmental Services, Inc.
__________

TO BE HELD AT
THE COMFORT INN
ONE PROSPECT POINT
NIAGARA FALLS, NEW YORK
ON MAY 22, 2001
__________

PROXY STATEMENT

GENERAL MATTERS

          The accompanying proxy is solicited by the Board of Directors of Sevenson Environmental Services, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, 14303, on Tuesday, May 22, 2001, at 10:00 a.m. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 16, 2001.

          The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal. The Company will reimburse brokerage firms and other securities custodians for their expenses in forwarding proxy materials to their principals.

          Only holders of shares of Common Stock, par value $.01 per share (the Common Stock") and Class B Common Stock, par value $.01 per share (the "Class B Common Stock") of record at the close of business on April 5, 2001 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on April 5, 2001, the Company had outstanding approximately 2,520,914 shares of Common Stock and 7,968,931 shares of Class B Common Stock. At the meeting, the holders of Common Stock will be entitled, as a class, to elect three Directors (the "Class A Directors") and the holders of Class B Common Stock will be entitled, as a class, to elect the remaining six Directors (the "Class B Directors").

          Except for the election of Directors and except for class votes as required by law, holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.

          Shares of Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of Directors named therein and for the ratification of the appointment of Deloitte & Touche LLP as independent accountants. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

          The following table sets forth information concerning the persons known to the Company to beneficially own, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, more than 5% of the outstanding shares of Common Stock or Class B Common Stock, the number of shares of each class owned by each Director and nominee for Director of the Company, the named executive officers and by all executive officers, Directors and nominees for Director as a group, as of March 14, 2001, and the aggregate voting power held by such persons and the group in circumstances where Class B Common Stock votes as one class with the Common Stock.

Name(1)	Shares of Common Stock(2)		Shares of Class B Common Stock(2)
	Number	Percentage	Number	Percentage	Voting Power
Artisan Partners Limited Partnership 100 North Water St. #1770 Milwaukee, WI 53202	181,770	7.21%	0	0	0.22%

Royce & Associates, Inc. 1414 Avenue of the Americas New York, NY 10019	1,233,122	48.92%	0	0	1.50%

Michael A. Elia	27,500	1.09%	1,452,273(6)	18.22%	17.70%

Laurence A. Elia	27,500	1.09%	1,487,336(7)	18.66%	18.12%

Richard A. Elia	27,500	1.09%	1,488,986(8)	18.68%	18.14%

William J. McDermott	27,500	1.09%	1,508,814(9)	18.93%	18.38%

Alan R. Elia, Jr.	35,200(3)	1.40%	242,000(3)	3.04%	2.97%

Arthur A. Elia	21,494(4)	*	0	0	*

Dena M. Armstrong	24,810(5)	*	0	0	*

Joseph J. Castiglia	1,600	*	0	0	*

Paul C. Hilbert	0	*	0	0	*

Robert S. Kelso	320	*	0	0	*

All officers, Directors and nominees for Director as a group	193,424	7.67%	5,937,409	77.53%	75.31%

*Less than 1%

(1)	Unless otherwise noted, the address of all beneficial owners is c/o Sevenson Environmental Services, Inc., 2749 Lockport Road, Niagara Falls, New York 14305-2229.

(2)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and individuals may disclaim beneficial ownership for other purposes. Each stockholder has sole investment and voting power over the shares opposite his or her name unless otherwise indicated. The Class B stockholders are parties to a Voting Agreement pursuant to which shares of Class B Common Stock are to be voted in accordance with the majority vote, except in situations in which there exist certain conflicts of interest. The Voting Agreement commenced in 1989, was for a term of ten years and was renewed in 1999 for a term of ten years.

(3)

Does not include 17,464 shares of Common Stock held in trusts, of which he is a co-trustee, for the benefit of his children and as to which he disclaims beneficial ownership and 1,203,964 Class B shares held by a trust of which he and his father, Alan R. Elia, Sr., are co-trustees.

(4)	Does not include 8,987 shares of Common Stock held by his spouse as to which he disclaims beneficial ownership.

(5)

Includes 18,600 shares of Common Stock which may be acquired under options. Does not include 11,700 shares held by her spouse as custodian for her minor children as to which she disclaims beneficial ownership.

(6)

Does not include 79,200 Class B shares held by his spouse and 53,504 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership and 36,632 Class B shares held in trusts, of which he is a co-trustee, for the benefit of his minor children, and as to which he disclaims beneficial ownership.

(7)

Does not include 88,000 Class B shares held by his spouse and 40,128 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership and 17,310 Class B shares held in trusts for the benefit of his minor children of which he is a co-trustee and as to which he disclaims beneficial ownership.

(8)

Does not include 88,000 Class B shares held by his spouse and 40,128 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership and 15,660 Class B shares held in trusts for the benefit of his minor children of which he is a co-trustee and as to which he disclaims beneficial ownership.

(9)

Does not include 88,000 Class B shares held by his spouse and 26,752 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership and 12,244 Class B shares held in trusts for the benefit of his minor children of which he is a co-trustee and as to which he disclaims beneficial ownership.

ELECTION OF DIRECTORS

          It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the three nominees for Class A Director named below. The Class B Directors will be elected by the holders of the Class B Common Stock. Holders of Common Stock are not entitled to vote on the election of the Class B Director nominees. Directors are elected by a plurality of the votes cast; accordingly, abstentions and broker non-votes will have no effect.

          The nominees proposed for election to the Board of Directors are all presently members of the Board except Paul C. Hilbert. The nominees named herein, if elected as Class A Directors, will hold office until the next succeeding Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any nominee for Class A Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Director. It is anticipated that Michael A. Elia, Laurence A. Elia, Richard A. Elia, William J. McDermott and Alan R. Elia, Jr., who own 77.5% of the Class B Common Stock (the "Principal Stockholders"), will execute a proxy authorizing the voting for all of the nominees for Class B Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors. All current Directors have served continuously as such from the year stated.

_____________________________________________________________________

Name	Age	Director Since	Title

Nominees for Class A Directors Joseph J. Castiglia...................... Paul C. Hilbert............................ Robert S. Kelso..........................	66 57 80	1989 - 1989	Director Nominee for Director Director

Nominees for Class B Directors Michael A. Elia...........................	49	1980	President, Chief Executive Officer and Director

Laurence A. Elia..........................	50	1979	Vice President and Director

Richard A Elia.............................	47	1982	Executive Vice President and Director

William J. McDermott.................	51	1979	Vice President -- Finance, Secretary and Director

Dena M. Armstrong....................	43	1982	Assistant Vice President -- Finance, Treasurer and Director

Arthur A. Elia.............................	72	1979	Director

          Joseph J. Castiglia, former Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc., (paint, industrial coatings, and adhesives manufacturer) Buffalo, NY. is presently a business consultant and private investor, JBC Enterprises, East Aurora, NY. He also serves as Chairman, Catholic Health System of Western New York (consortium of hospitals); Chairman, Blue Cross & Blue Shield of Western New York, Inc. (health care and health insurance company); Director, Energy East Corporation and its subsidiary, New York State Electric and Gas Corporation (utility); Director, Vision Group of Funds and Vision Fiduciary Funds, Inc. (mutual fund group); and Director, Community Foundation for Greater Buffalo. Mr. Castiglia was Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc. from August 1994 until his retirement in January 1996. Prior to that time, he was President and Chief Executive Officer of Pratt & Lambert, Inc. from 1989 until July 1994, at which time the company was merged with United Coatings, Inc. He received his B.B.A. degree from Canisius College and is a Certified Public Accountant in the State of New York.

          Paul C. Hilbert has been the owner and President of Paul Hilbert & Associates (financial and tax advisory services) since 1989. Prior to 1989, Mr. Hilbert served in various positions as an executive officer of Greater Buffalo Press, Inc. He received his B.B.A. and J.D. degrees from St. Bonaventure University and the State University of New York at Buffalo School of Law, respectively, and is a Certified Public Accountant in the State of New York.

          Robert S. Kelso served as President, Chief Executive Officer and a Director of Calspan Corporation (aerospace research and development company) from 1970 until his retirement in 1978. From 1984 until 1993 he served as a Director of Blue Shield of Western New York, Inc. (health care and health insurance company). He received B.S. and M.S. degrees in engineering from the Massachusetts Institute of Technology and the University of Michigan, respectively.

          Michael A. Elia has served as Chief Executive Officer of the Company since 1984. Prior to 1984 he served as Vice President in charge of construction operations of the Company. He received his B.S. degree in Civil Engineering from Villanova University. Mr. Elia is also a director of Sovran Self Storage, Inc., a real estate investment trust which owns and operates self-storage centers.

          Laurence A. Elia has served as a Vice President of the Company and its predecessors since 1975 and in various executive capacities prior to that time. He received his A.B. and B.S. degrees in Engineering from Dartmouth College.

          Richard A. Elia has served as a Vice President of the Company since 1982 and in various executive capacities prior to that time. He received his B.S. degree in Business Administration from Villanova University.

          William J. McDermott has served as Vice President-Finance of the Company since 1986, and as Secretary since 1987. Prior to 1986 he served as legal counsel with the Company and its predecessors. He received his J.D. and B.S. (Civil Engineering) degrees from the State University of New York at Buffalo.

          Dena M. Armstrong has been employed by the Company and its predecessors since 1975. Since 1982 she has served as Assistant Vice President-Finance. She received her B.S. degree from Niagara University.

          Arthur A. Elia has been with the Company including its predecessors since 1947. From 1947 until 1982 he served as a Vice President. From 1982 to 1984 he served as the Chief Executive Officer of the Company. Arthur Elia is the father of Michael, Laurence and Richard Elia and Dena M. Armstrong is their cousin.

          The Board of Directors recommends a vote FOR the election of the above nominees.

BOARD OF DIRECTORS AND COMMITTEES

          During 2000, the Board of Directors had six meetings. The Board of Directors has an Audit Committee consisting of Messrs. Castiglia and Kelso and a Compensation Committee consisting of Messrs. Castiglia, Kelso and Arthur A. Elia. The Board of Directors does not have a nominating committee.

          The Board of Directors has adopted a written charter ("Charter") for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. Pursuant to the Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company, and such other duties as are directed by the Board of Directors. Among other things, the Audit Committee reviews the Company's financial statements and accounting principles, the scope and results of the annual audit performed by the independent accountants and the Company's internal controls and accounting systems. The Audit Committee recommends independent accountants for selection by the Board of Directors and reviews the services provided by, the fees paid to and the independence of the independent accountants. The Audit Committee also reviews semi-annually the allocation of expenses pursuant to the Services Agreement between the Company and SCC Contracting, Inc. ("SCC"), a general construction business owned by the Principal Stockholders. See "CERTAIN TRANSACTIONS -- Transactions with SCC." Each member of the Audit Committee is "independent" as defined by the Nasdaq Listing Standards. The Audit Committee will be expanded to three independent directors by June 14, 2001 as required by the Nasdaq Listing Standards. The Company anticipates that, if elected to the Board of Directors at the Annual Meeting of Stockholders, Paul C. Hilbert will be appointed to serve as the third independent director on the Audit Committee. During 2000, the Audit Committee had two meetings.

          The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of Directors and executive officers. The Committee administers the Bonus Plan and the 1989 Incentive Stock Plan. During 2000, the Compensation Committee had one meeting.

          Every member of the Board of Directors attended at least 75% of the meetings of the Board and of the committees of which the Director is a member.

REMUNERATION OF DIRECTORS

          Directors who are not employees of the Company are paid an annual retainer of $6,000 plus a fee of $1,000 for each meeting of the Board of Directors attended, and each meeting of a committee of the Board of Directors attended when not scheduled on the same day as a Board Meeting, and are reimbursed for their expenses incurred in attending such meetings.

          In accordance with the provisions of the 1989 Incentive Stock Plan, each non-employee Director is entitled to receive a one-time, non-discretionary option to acquire 4,800 shares of Common Stock.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

          Decisions on compensation of the Company's executives generally are made by the three-member Compensation Committee of the Board (the "Committee"). Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1989 Incentive Stock Plan (the "Plan").

          The Company's executive compensation policies are to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward profitability, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In 2000, these policies were carried out through the compensation components of salary, profit sharing, pension, perquisites, bonus and, for officers other than those named in the following Summary Compensation Table, stock options.

          Although the Committee has approved modest periodic increases in the salaries of executive officers other than those named in the Summary Compensation Table, at the request of the named executive officers no increase in their salaries was implemented for a nine year period through 1996. In subsequent years, the Committee has approved increases in salary for each of these officers to offset some of the loss of the value of their salaries due to inflation. A competitive salary structure is the most fundamental component of executive compensation used by the Committee to assist in attracting and retaining qualified executives.

          The Committee considers the profitability of the Company in awarding bonuses under the Bonus Plan, which are awarded based solely on individual performance and Company profitability. Bonuses have been awarded to various officers including the named executive officers, as indicated in the Summary Compensation Table. Annual Company contributions to the Company's Profit Sharing Plan, if any, are made from the Company's current or accumulated profits and are then allocated among participants based upon compensation.

          Neither pension allocations nor perquisites, which include income tax return preparation, club membership dues, interest-free loans for split dollar life insurance premiums and provision of or payments for automobiles, relate directly to the Company's performance. Instead, these relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives.

          The Committee also believes that stock ownership by management and employees serves as an incentive to the enhancement of stockholder value. In 2000, stock options were awarded to certain officers, not including those named in the Summary Compensation Table, and employees. Because the named executive officers are also among the Principal Stockholders, the Committee sees less reason to award them options, stock appreciation rights ("SARs") or restricted stock. Accordingly, while the named executive officers continue to be eligible to participate in the Plan, and the Committee reserves the right to make awards to them in the future based on individual or Company performance, assistance in the attraction or retention of qualified executives, or other qualitative or quantitative criteria, it has never awarded the named executive officers any options, SARs or restricted stock.

          The Committee's approach to establishing Mr. Michael A. Elia's compensation does not differ from the policies and criteria described above, except that recognition is given to the fact that, as President and Chief Executive Officer, Mr. Elia's responsibility for the Company's performance is incrementally greater than that of the other executive officers. In particular, the Committee considered the Company's revenues and record earnings per share for 2000 and that the Company ended the year with substantial backlog. The Committee is pleased with the Company's performance and its outlook.

Compensation Committee: Joseph J. Castiglia Robert S. Kelso Arthur A. Elia

Summary Compensation Table

          The following Summary Compensation Table sets forth information with respect to the annual and other compensation paid or accrued by the Company during the years ended December 31, 2000, 1999 and 1998 for (i) the chief executive officer and (ii) the three other executive officers of the Company whose annual compensation exceeded $100,000, for services rendered in all capacities.

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	All Other Compensation (2) ($)

Michael A. Elia Chief Executive Officer	2000 1999 1998	225,101 218,545 212,180	133,036 80,042 53,694	16,448 16,011 15,880

Richard A. Elia, Executive Vice President	2000 1999 1998	213,846 207,617 201,570	133,036 80,042 53,694	16,472 15,640 15,737

William J. McDermott, Vice President -- Finance	2000 1999 1998	202,590 196,689 190,960	133,036 80,042 53,694	16,257 16,067 16,059

Laurence A. Elia Vice President	2000 1999 1998	202,590 196,689 190,960	133,036 80,042 53,694	16,121 15,938 15,937

(1)	Amounts shown in this column represent cash bonuses paid and annual awards under the Company's Profit Sharing Plan, in which most regular employees participate on the basis of compensation.

(2)

Amounts shown for 2000 include the dollar value of split dollar life insurance premiums paid by the Company on behalf of each of the named executive officers, in the amounts of $1,265, $1,289, $1,074, and $938, respectively. Such amounts also include Company contributions to the accounts of each named executive officer in the defined contribution pension plan in the amount of $15,183 each.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Messrs. Castiglia, Kelso and Arthur A. Elia served on the Compensation Committee of the Company for the past fiscal year. The Company pays interest at the annual rate of 9% to Arthur A. Elia, a Director and a former executive officer of the Company, and to his brother Alan Elia, Sr., with respect to the indebtedness incurred by the Company in 1981 in connection with its acquisition of a construction business owned by them. The amount of the principal indebtedness, all of which is unsecured, owed to Arthur A. Elia and Alan Elia, Sr. as of December 31, 2000 was $1,000,000 each, and interest payments to them in 2000 were $90,000 each. The indebtedness to each matures six months after his death and is funded by life insurance.

          Other than as stated above, during the fiscal year no Compensation Committee member had any interlocking relationship with the Company of the type required by Item 402(j) of Regulation S-K to be disclosed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the SEC. Directors, officers and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with during fiscal year 2000, except that Mr. Alan R. Elia, Jr. filed one late report of a conversion of shares of Class B Common Stock into an equal number of shares of Common Stock in connection with gifts made by him. A report of those gifts was timely filed.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

          The following line-graph presentation compares cumulative stockholder returns (including reinvestment of dividends) on an indexed basis since 1996 with the S&P 500 Stock Index and a peer group of companies selected by the Company.

          The peer group consists of five companies engaged in the environmental services, engineering and/or contracting business; those companies are: Arcadis NV, CET Environmental Services, Inc., IT Group, Michael Baker Corp., and URS Corp. The peer group has changed from that used last year. A company in the peer group last year, ThermoRetec was acquired during 2000 and thus no longer exists as an independent company. A company was added to the peer group to take its place, Arcadis NV.

TOTAL STOCKHOLDER RETURNS
SEVENSON ENVIRONMENTAL SERVICES, INC.
DECEMBER 31, 1995 - DECEMBER 31, 2000

	Dec 95	Dec 96	Dec 97	Dec 98	Dec 99	Dec 00

Sevenson Environmental Svcs	$100.00	$107.36	$117.62	$ 90.17	$ 97.26	$111.26
S&P 500 Index	$100.00	$122.96	$163.98	$210.84	$255.19	$231.95
Peer Group	$100.00	$103.49	$136.15	$150.26	$128.74	$102.17

CERTAIN TRANSACTIONS

Transactions with SCC

          Prior to an internal restructuring of the Company completed before the Company's initial public offering in April, 1989, the Company also conducted a general construction business. As part of the restructuring, the general construction business was transferred to SCC. All of the capital stock of SCC was distributed to and is owned by the Principal Stockholders. The businesses of SCC and the Company have been and are expected to continue to be operated out of the office, yard and shop facilities owned by the Company. SCC has used to varying degrees and is expected to continue to use the Company's office and administrative personnel, computer resources, equipment and other Company personnel.

          An agreement (the "Services Agreement") provides guidelines for the Company's performance and pricing of services it provides to SCC and facilities used by SCC. The Company's charges to SCC are based upon a cost allocation system believed by the Company to be fair and equitable to the Company's stockholders. Allocation of these costs is generally based upon usage. SCC and the Company rent equipment owned by the other. In such circumstances the user pays the fair market rental rate.

          During 2000, SCC paid the Company approximately $109,000 for general and administrative services and general yard and shop services, and the Company paid SCC approximately $526,000 for the use of equipment. The formulae and actual intercompany charges are reviewed semi-annually by the Audit Committee of the Company's Board of Directors.

          The Company's liability insurance and workers compensation policies are written to cover both the Company and SCC. Since these policies contain limits which are applicable to both SCC and the Company, covered losses experienced by SCC would increase the costs of and reduce limits of coverage available to the Company. SCC will pay the portion of the premiums for these policies attributable to its operations. In 2000, the Company's share of the liability insurance and workers compensation premiums was approximately $1,040,000 and SCC's share totaled approximately $40,000.

          Premiums for the Company's general liability (prior to 2000) and workers compensation policies are retrospectively rated, which means that premiums for past policy years are recalculated annually in subsequent years to reflect actual losses under the policies. Recalculation can result in an increase or decrease in the premiums within certain limits. The Company and SCC have agreed to share such increases and decreases pro-rata on the basis of the respective portion of the original premiums paid. Accordingly, losses incurred by SCC could result in increases in the Company's insurance premiums in an amount disproportionate to its own loss experience.

          The Company maintains both a money-purchase pension plan and a profit sharing plan. SCC formerly maintained identical plans for its employees which were merged into the Company's plans effective as of January 1, 1989. Persons employed by both the Company and SCC in the same year will receive allocations to the plans from both companies based on their compensation from each.

AUDIT COMMITTEE REPORT

          The Audit Committee reviewed the audited financial statements of the Company for the year ended December 31, 2000, and met with management and Deloitte & Touche LLP, the Company's independent accountants, to discuss the audited financial statements. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU 380), which includes matters related to the conduct of the audit of the Company's financial statements.

          The Audit Committee also received from Deloitte & Touche LLP written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP their independence from the Company.

          Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Audit Committee: Joseph J. Castiglia Robert S. Kelso

AUDITORS

          The firm of Deloitte & Touche LLP, independent certified public accountants, has audited the records of the Company for the past seventeen years. During 2000, Deloitte & Touche LLP also performed certain tax services and services related to the Audit Committee's semi-annual reviews of the Services Agreement. The following table sets forth the aggregate fees billed by Deloitte and Touche LLP to the Company for the year 2000:

Audit fees	$72,300
Financial Information Systems Design and Implementation Fees	$ 0
All Other Fees	$59,070

          The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining their independence from the Company.

          The Board of Directors wishes to continue the services of Deloitte & Touche LLP for the fiscal year ending December 31, 2001, and the stockholders' ratification of such appointment is requested. If the stockholders do not ratify the selection of Deloitte & Touche LLP by the affirmative vote of a majority of votes cast at the Annual Meeting on this proposal, selection of independent accountants will be reconsidered by the Board of Directors.

          Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

          The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2001.

SUBMISSION OF STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be included in the proxy materials for the 2002 Annual Meeting of Stockholders must be received by the Secretary, Sevenson Environmental Services, Inc., 2749 Lockport Road, Niagara Falls, New York 14305-2229, no later than December 17, 2001.

          In the case of a stockholder who wishes to present a proposal for consideration at the 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy statement, unless notice of such proposal is received by the Secretary of the Company no later than March 4, 2002, management proxies would be allowed to use their discretionary voting authority to vote on such proposal.

OTHER MATTERS

          At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a stockholders' vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

By Order of the Board of Directors, SEVENSON ENVIRONMENTAL SERVICES, INC. William J. McDermott, Secretary

April 16, 2001

Appendix A

AUDIT COMMITTEE CHARTER

Role and Independence

          The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least two directors (three directors after June 14, 2001) who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

          The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

Responsibilities

The audit committee's primary responsibilities include:

&#149      Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

&#149      Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

&#149      Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

&#149      Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

&#149      Discussing with management and the independent auditor the quality and adequacy of the Company's internal controls.

&#149      Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

&#149      Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

Adopted by Board of Directors May 23, 2000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SEVENSON ENVIRONMENTAL SERVICES, INC.
2749 Lockport Road
Niagara Falls, New York 14305-2229

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

          The undersigned, revoking all prior proxies, hereby appoints Michael A. Elia and William J. McDermott, or either of them, as proxies with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of Common Stock of Sevenson Environmental Services, Inc. held of record by the undersigned on April 5, 2001 at the Annual Meeting of Stockholders to be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, on May 22, 2001, or any adjournment thereof.

          The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR Proposals 1 and 2.

(Continued and to be Signed on Reverse Side)

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders
SEVENSON ENVIRONMENTAL SERVICES, INC.
Common Stock
May 22, 2001

Please Detach and Mail in the Envelope Provided

-------------------------------------------------------------------------------------------

[ X ]	Please mark your votes as in this example

The Directors recommend a vote FOR election of all nominees and FOR proposal 2.
1.	Election of Class A Directors

	FOR [ ]	WITHHELD [ ]	Nominees:	Joseph J. Castiglia, Paul C. Hilbert Robert S. Kelso

FOR except vote withheld from the following nominee(s): __________________________________
2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2001

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
3.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

	Change of Address/comments on reverse side	[ ]

	I plan to attend the meeting	[ ]

	I do not plan to attend the meeting	[ ]
SIGNAURE(S)________________________________	Date_______________

NOTE:     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SEVENSON ENVIRONMENTAL SERVICES, INC.
2749 Lockport Road
Niagara Falls, New York 14305-2229

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

          The undersigned, revoking all prior proxies, hereby appoints Michael A. Elia and William J. McDermott, or either of them, as proxies with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of Class B Common Stock of Sevenson Environmental Services, Inc. held of record by the undersigned on April 5, 2001 at the Annual Meeting of Stockholders to be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, on May 22, 2001, or any adjournment thereof.

          The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR Proposals 1 and 2.

(Continued and to be Signed on Reverse Side)

[ X ]	Please mark your votes as in this example

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Directors recommend a vote FOR election of all nominees and FOR proposal 2.

1.	Election of Class B Directors
	FOR [ ]	WITHHELD [ ]	Nominees:	Michael A. Elia, Laurence A. Elia, Richard A. Elia, William J. McDermott, Dena M. Armstrong, Arthur A. Elia

           FOR except vote withheld from the following nominee(s):

           _____________________________________

2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2001

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
3.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof

	Change of Address/comments on reverse side	[ ]

	I plan to attend the meeting	[ ]

	I do not plan to attend the meeting	[ ]

SIGNAURE(S)________________________________	Date__________________

NOTE:     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.